UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 7, 2005

Wave Wireless Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-25356	77-0289371
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1996 Lundy Avenue, San Jose, California		95131
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	408.866.3666

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[x]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On December 9, 2005, the Registrant purchased a convertible promissory note from WaveRider Communications Inc. ("WaveRider") in the principal amount of $250,000 ("WaveRider Note"), payable on or before June 7, 2006. The WaveRider Note bears interest at eight percent per annum. The Registrant has the option to convert the outstanding balance due under the terms of the WaveRider Note into shares of common stock of WaveRider at a price per share of $0.12 at any time the convertible note remains outstanding.

On November 17, 2005, the Registrant announced its intent to merge with WaveRider, subject to the satisfaction of conditions to closing, including the execution of a definitive merger agreement, and approval of shareholders of WaveRider, among other conditions.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On December 7, 2005, the Registrant issued two secured convertible promissory notes in the principal amount of $180,000 and $70,000, payable on or before March 31, 2006. Interest accrues on the convertible notes at an annual interest rate of 10%. Under the terms of the convertible notes, the holders have the option to convert the outstanding balance due under the terms of the convertible notes into shares of common stock of the Registrant at a price per share of $0.15 at any time the convertible notes remain outstanding. In addition, the outstanding principal amounts and all accrued but unpaid interest under the terms of the convertible notes automatically convert into any shares issued in an equity or equity-based financing with gross proceeds of at least $2,500,000 ("Equity Financing"). For purposes of determining the number of equity securities to be received by the holders upon such conversion, the holders shall be deemed to have tendered 120% of the outstanding balance of the convertible notes as payment of the purchase price in the Equity Financing. Oligations of Registrant under the terms of the convertible notes are secured by all assets of the Registrant.

As additional consideration for the loans evidenced by the convertible notes, the holders were issued warrants to purchase a total of 625,000 shares of common stock of the Registrant at an exercise price of $.20 per share.

Item 3.02 Unregistered Sales of Equity Securities.

See Item 2.03. No underwriters were involved in the offer and sale of the convertible promissory notes and warrants. The securities were issued in private transactions, in reliance on an exemption from registration under Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D promulgated thereunder, because each offering was a non-public offering to accredited investors.

Item 9.01 Financial Statements and Exhibits.

See Exhibit Index.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Wave Wireless Corporation

December 12, 2005	By:	Daniel W. Rumsey

Name: Daniel W. Rumsey
Title: Acting Chief Executive Officer

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Exhibit Index

Exhibit No.	Description

10.01	Convertible Promissory Note of WaveRider Communications Inc. in the Principal Amount of $250,000, dated December 9, 2005.
10.02	Secured Convertible Promissory Note in the Principal Amount of $70,000, dated December 7, 2005.
10.04	Secured Convertible Promissory Note in the Principal Amount of $180,000, dated December 7, 2005.
10.05	Common Stock Purchase Warrant Exercisable for 175,000 Shares of Common Stock, dated December 7, 2005.
10.06	Common Stock Purchase Warrant Exercisable for 450,000 Shares of Common Stock, dated December 7, 2005.
10.07	Security Agreement, dated December 7, 2005.